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                                 EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hall, Kinion & Associates, Inc. on Form S-8 of our reports dated May 16, 1997 and May 20, 1997, appearing in the Prospectus in connection with the Registration Statement No. 333-28365, as amended, on Form S-1 of Hall, Kinion & Associates, Inc.

/s/ Deloitte & Touche LLP
San Jose, California
October 17, 1997